UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: April 15, 2026
(Date of earliest event reported)

FORD MOTOR COMPANY
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-3950		38-0549190
(Commission File Number)		(IRS Employer Identification No.)

One American Road
Dearborn,	Michigan	48126
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 313-322-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
    (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
    (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	F	New York Stock Exchange
6.200% Notes due June 1, 2059	FPRB	New York Stock Exchange
6.000% Notes due December 1, 2059	FPRC	New York Stock Exchange
6.500% Notes due August 15, 2062	FPRD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 15, 2026, Ford Motor Company (“Ford” or “Company”) entered into the Twenty-Third Amendment (the “Twenty-Third Amendment”) to its Credit Agreement dated as of December 15, 2006, as amended and restated as of November 24, 2009, as amended and restated as of April 30, 2014, as amended and restated as of April 30, 2015, and as further amended and restated as of September 29, 2021 (as amended, supplemented, or otherwise modified from time to time prior to April 15, 2026, the “Existing Credit Agreement”) among Ford, the subsidiary borrowers from time to time party thereto, the several lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the other agents party thereto. The Twenty-Third Amendment is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

As a result of the Twenty-Third Amendment, the Existing Credit Agreement has been amended effective as of April 15, 2026 (such amended Existing Credit Agreement, the “Amended Credit Agreement”). Prior to the Twenty-Third Amendment, lenders held $3.4 billion of commitments maturing on April 17, 2028 and $10.1 billion of commitments maturing on April 17, 2030. As a result of the Twenty-Third Amendment, lenders have $3.4 billion of commitments maturing on April 13, 2029 and $10.1 billion of commitments maturing on April 15, 2031.

Also on April 15, 2026, Ford entered into the Eighth Amendment (the “Supplemental Eighth Amendment”) to its Revolving Credit Agreement dated as of April 23, 2019, as amended and restated as of September 29, 2021 (as amended, supplemented, or otherwise modified from time to time prior to April 15, 2026, the “Existing Supplemental Revolving Credit Agreement”) among Ford, the several lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the other agents party thereto. The Supplemental Eighth Amendment is attached hereto as Exhibit 10.2 and is incorporated by reference herein.

As a result of the Supplemental Eighth Amendment, the Existing Supplemental Revolving Credit Agreement has been amended effective as of April 15, 2026 (such amended Existing Supplemental Revolving Credit Agreement, the “Amended Supplemental Revolving Credit Agreement”). Prior to the Supplemental Eighth Amendment, lenders held revolving commitments totaling $2.0 billion maturing on April 17, 2028. As a result of the Supplemental Eighth Amendment, lenders have $2.0 billion of commitments maturing on April 13, 2029.

Also on April 15, 2026, Ford entered into the Fifth Amendment (the “364-Day Fifth Amendment”) to its 364-Day Revolving Credit Agreement dated as of June 23, 2022 (as amended, supplemented, or otherwise modified from time to time prior to April 15, 2026, the “Existing 364-Day Revolving Credit Agreement”) among Ford, the subsidiary borrowers from time to time party thereto, the several lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the other agents party thereto. The 364-Day Fifth Amendment is attached hereto as Exhibit 10.3 and is incorporated by reference herein.

As a result of the 364-Day Fifth Amendment, the Existing 364-Day Revolving Credit Agreement has been amended effective as of April 15, 2026 (such amended Existing 364-Day Revolving Credit Agreement, the “Amended 364-Day Revolving Credit Agreement”). Prior to the 364-Day Fifth Amendment, lenders held revolving commitments totaling $2.5 billion maturing on April 16, 2026. As a result of the 364-Day Fifth Amendment, lenders have $2.5 billion of commitments maturing on April 14, 2027.

Also on April 15, 2026, Ford entered into the First Amendment (the “Term Loan First Amendment”) to its Term Loan Credit Agreement dated as of July 28, 2025 (as amended, supplemented, or otherwise modified from time to time prior to April 15, 2026, the “Existing Term Loan Credit Agreement”) among Ford, the several lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent. The Term Loan First Amendment is attached hereto as Exhibit 10.4 and is incorporated by reference herein.

As a result of the Term Loan First Amendment, the Existing Term Loan Credit Agreement has been amended effective as of April 15, 2026 (such amended Existing Term Loan Credit Agreement, the “Amended Term Loan Credit Agreement,” and, collectively, together with the Amended Credit Agreement, the Amended Supplemental Revolving Credit Agreement, and the Amended 364-Day Revolving Credit Agreement, the “Amended Credit Agreements”). Prior to the Term Loan First Amendment, lenders held $3.0 billion of commitments, which were available to Ford through July 28, 2026. As a result of the Term Loan First Amendment, lenders have $3.0 billion of commitments, which are available to Ford through December

31, 2026. Any unused commitments under the Amended Term Loan Credit Agreement will automatically terminate after that date, and any loans drawn under the Amended Term Loan Credit Agreement will mature on December 31, 2028.

Each credit facility represented by the Amended Credit Agreements is unsecured and Ford has guaranteed the obligations of any subsidiary borrowers thereunder. Interest on borrowings under the Amended Credit Agreements is calculated dependent on the currency of the borrowing, with borrowings in U.S. Dollars generally bearing interest based at market interest rates for Daily Simple SOFR loans or an alternative base rate, each subject to an applicable margin. As a result of the Twenty-Third Amendment, Supplemental Eighth Amendment, and 364-Day Fifth Amendment, the applicable margin and facility fees under the Amended Credit Agreement, Amended Supplemental Revolving Credit Agreement, and Amended 364-Day Revolving Credit Agreement will no longer be adjusted based on whether Ford achieves, or fails to achieve, certain sustainability-linked targets.

The Amended Credit Agreements contain representations, warranties, and covenants that are typical for these types of syndicated corporate credit facilities. The affirmative covenants include delivery of Ford’s financial statements, delivery of compliance certificates and notices of default, maintenance of Ford’s automotive business and corporate existence, and requirements for subsidiaries to guarantee the obligations if Ford fails to maintain at least two investment grade ratings from Fitch, Moody’s, and S&P on its senior, unsecured, long-term indebtedness. The negative covenants, subject to certain exceptions, include limitations on Ford’s ability to merge or consolidate with another person, a limitation on liens, a negative pledge, and a limitation on sale-leaseback transactions. The Amended Credit Agreements are free of material adverse change conditions to borrowing and credit rating triggers that could limit Ford’s ability to obtain funding or trigger early repayment. The Amended Credit Agreements contain a liquidity covenant that requires Ford to maintain a minimum of $4 billion in aggregate of domestic cash, cash equivalents, and loaned and marketable securities and/or availability under the Amended Credit Agreements.

Some of the lenders who are parties to one or more of the Amended Credit Agreements, and their affiliates, have relationships with Ford and its subsidiaries involving the provision of various banking, underwriting, and other financial services.

The foregoing description does not constitute a complete summary of the Amended Credit Agreements and is qualified by reference to the full text of the Amended Credit Agreements.

Item 9.01. Financial Statements and Exhibits.

EXHIBITS

Designation	Description	Method of Filing

Exhibit 10.1	Twenty-Third Amendment dated as of April 15, 2026 to the Credit Agreement dated as of December 15, 2006, as amended and restated as of November 24, 2009, as amended and restated as of April 30, 2014, as amended and restated as of April 30, 2015, as amended and restated as of September 29, 2021*	Filed with this Report

Exhibit 10.2	Eighth Amendment dated as of April 15, 2026 to the Revolving Credit Agreement dated as of April 23, 2019, as amended and restated as of September 29, 2021*	Filed with this Report

Exhibit 10.3	Fifth Amendment dated as of April 15, 2026 to the 364-Day Revolving Credit Agreement dated as of June 23, 2022*	Filed with this Report

Exhibit 10.4	First Amendment dated as of April 15, 2026 to the Term Loan Credit Agreement dated as of July 28, 2025*	Filed with this Report

Exhibit 104	Cover Page Interactive Data File	**
(formatted in Inline XBRL)

*	Portions of this exhibit have been omitted pursuant to Rule 601(b)(10) of Regulation S-K. The omitted information is not material, would likely cause competitive harm to the Company if publicly disclosed, and is the type of information that the Company customarily and actually treats as private and confidential.
**	Submitted electronically with this Report in accordance with the provisions of Regulation S-T.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORD MOTOR COMPANY
(Registrant)

Date: April 15, 2026	By:	/s/ David J. Witten
David J. Witten
Assistant Secretary